                                                                     EXHIBIT 4.1

                             FORM OF COMMON WARRANT

       THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR ANY INTEREST HEREIN NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH EXEMPTION TO BE EVIDENCED BY SUCH DOCUMENTATION AS THE COMPANY MAY REASONABLY REQUEST.

Warrant to Purchase:
________ Shares of Common Stock

Dated: ________, 2004


                                     WARRANT

                      TO PURCHASE SHARES OF COMMON STOCK OF
                             EQUITY MARKETING, INC.

        THIS IS TO CERTIFY THAT Crown EMAK Partners, LLC, a Delaware limited liability company (the "INVESTOR"), is entitled, at any time prior to ________, 2010 (the "EXPIRATION DATE"), to purchase from Equity Marketing, Inc., a Delaware corporation (the "COMPANY"), ________ shares of the Company's Common Stock, $0.001 par value per share (the "COMMON STOCK"), in whole or in part, at a purchase price of $______ per share (the "EXERCISE PRICE"), all on the terms and conditions and pursuant to the provisions hereinafter set forth. The Exercise Price is subject to adjustment as provided herein.

        This Warrant is one of four warrants of like tenor originally issued by the Company pursuant to the terms of a Warrant Exchange Agreement, dated March 19, 2004 (the "WARRANT EXCHANGE AGREEMENT"), between the Company and the Holder.

        1. Definitions.

        As used in this Warrant, the following terms have the respective meanings set forth below:

        "BUSINESS DAY" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

        "CLOSING PRICE" means, for each Trading Day, the last reported sale price on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

        "HOLDER" means Investor and any person or entity that acquires all or a portion of this Warrant from Investor or its transferees.

        "TRADING DAY" means any day in which the Nasdaq National Market or other applicable stock exchange or market is open for business.

        "TRADING PRICE" means the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending on the day before the day in question.

        "WARRANT PRICE" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Exercise Price.

        "WARRANT SHARES" means the shares of Common Stock purchased by the Holder upon the exercise hereof.

        2. Exercise of Warrant.

               2.1. Manner of Exercise. At any time or from time to time from and after the date hereof and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

               In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 6330 San Vicente Boulevard, Los Angeles, California 90048 (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in immediately available funds (unless the Holder elects to exercise on a cashless basis pursuant to Section 2.2 below) and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the right of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

               2.2. Cashless Exercise. In lieu of exercising this Warrant in the manner set forth in Section 2.1 above, this Warrant may be exercised by the Holder, in whole at any time or in part from time to time prior to the Expiration Date, by surrendering the Warrant at the address set forth above, without payment of any other consideration, commission or remuneration, together with the notice appearing at the end of this Warrant, duly executed. The number of Warrant Shares to be issued by the Company shall be calculated using the following formula:

                                    X= Y(A-B)
                                       ------
                                         A

        Where         X =        the number of Warrant Shares to be issued to
                                 the Holder

                      Y = the number of Warrant Shares purchasable under this Warrant or, if this Warrant is being exercised in part, under the portion of the Warrant being exercised (at the date of the surrender of this Warrant and the notice form)

                      A = the Trading Price (at the date of the surrender of this Warrant and the notice form)

                      B = the Exercise Price (as adjusted to the date of the surrender of this Warrant and the subscription form)


               If this Warrant is exercised in part pursuant to this Section 2.2, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the shares of Common Stock in respect of which this Warrant has not been exercised. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine) and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

               2.3. Shares to be Validly Issued. All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall be entitled to withhold any amounts required to be withheld under applicable law from any amounts to be paid to the Holder hereunder.

               2.4. No Fractional Shares. The Company shall not be required to issue fractions of shares upon the exercise of this Warrant, but in lieu of any fractional share of the

Common Stock to which the Holder shall be entitled, shall pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine).

        3. Adjustments.

               3.1. In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

               3.2. Merger, Consolidation or Disposition of Assets. In the case of any capital reorganization or reclassification of the capital stock of the Company or in the case of consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets receivable upon the reorganization, reclassification, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately prior to such consolidation, merger, transfer or sale. Appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

               3.3. Adjustments to Exercise Price. Whenever the number of shares of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 3, the Exercise Price with respect to the Warrant Shares shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Warrant Shares so purchasable immediately thereafter.

        4. No Impairment.

               The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (b) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

        5. Reservation and Authorization of Common Stock.

        From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

        6. Transferability; Form of Warrants.

               6.1. Transfer. None of the Warrant nor the Warrant Shares issuable upon exercise hereof nor any interest therein may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of, except pursuant to
(i) an effective registration statement under the Securities Act and any applicable state securities laws or (ii) an exemption from the registration requirements of the Securities Act and any applicable state securities laws, such exemption to be evidenced by such documentation as the Company may reasonably request, including an opinion of counsel, in writing and addressed to the Company (which counsel and opinion shall be reasonably satisfactory to the Company), that such transfer is not in violation of the Securities Act and any applicable state laws. The Company shall treat the Holder as the holder and owner hereof for all purposes, unless the Company has been given notice to the contrary. Subject to compliance with the transfer restrictions set forth above, upon the delivery to the Company at its principal corporate office of this Warrant along with a duly completed Assignment Form substantially in the form of Exhibit B hereto, the Company shall execute and deliver a new Warrant in the form of this Warrant, but registered in the name of the transferee, to purchase the Warrant Shares assigned to the transferee. In case the Holder shall assign this Warrant with respect to less than all of the Warrant Shares, the Company shall execute a new warrant in the form of this Warrant for the balance of the Warrant Shares and deliver such new warrant to the transferring Holder.

               6.2. Warrant Register; Ownership of Warrant. The Company will keep at its principal office a register in which the Company will provide for the registration of Warrants and the registration of transfers of Warrants. The Company may treat the person in whose name any Warrant is registered on such register as the owner thereof for all other purposes, and the Company shall not be affected by any notice to the contrary.

               6.3. Restrictive Legend. Each certificate for Warrant Shares shall be stamped or otherwise imprinted with the following legend:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH EXEMPTION TO BE EVIDENCE BY SUCH DOCUMENTATION AS THE ISSUER MAY REASONABLY REQUEST.

               Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act ) shall also bear such legend unless, the holder of such certificate shall have delivered to the Company an opinion of counsel, in writing and addressed to the Company (which counsel and opinion shall be reasonably acceptable to the Company), that the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act or any state securities laws.

               6.4. Registration Rights. The holder of Warrants and Warrant Shares shall have the registration rights set forth in the Registration Rights Agreement, dated as of March 29, 2000 between the Holder and the Company, as amended by the Warrant Exchange Agreement.

        7. Loss or Mutilation. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

        8. Miscellaneous.

               8.1. Expiration. This Warrant shall expire and be of no further force and effect on the Expiration Date.

               8.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier or by telecopy and confirmed by telecopy answerback, addressed as follows:

                        (a) If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose:

               with a copy to:      Lerner & Squire, LLP
                                    500 Park Avenue, Suite 510
                                    New York, New York, 10022
                                    Attn: Kenneth B. Squire
                                    Facsimile: (212) 339-0054

                        (b) If to the Company at:

                                    6330 San Vicente Boulevard
                                    Los Angeles, California 90048
                                    Attn: Teresa L. Tormey, Esq.
                                      Sr. Vice President, General Counsel
                                      and Secretary
                                    Facsimile: (323) 930-8346

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served (i) on the date on which personally delivered, with receipt acknowledged, (ii) on the date on which telecopied and confirmed by written or telephonic acknowledgment, (iii) on the date set forth on the executed return receipt in the case of registered or certified mail or
(iv) on the next business day after the same shall have been deposited for overnight delivery with a nationally recognized overnight courier, provided that proof of receipt is received. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the Person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

               8.3. No Rights as Shareholders. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

               8.4. Successors and Assigns. Subject to the provisions of Section 3.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company.

               8.5. Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

               8.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant, provided that no such severance shall

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be effective if it would change the economic costs or benefits of this Warrant to the Company or the Holder.

               8.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

               8.8. Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date set forth below.

        Dated: March 19, 2004

                                            EQUITY MARKETING, INC.


                                            By:
                                               ---------------------------------
                                               Donald A. Kurz, Chief Executive
                                               Officer

Acknowledged and Agreed:

CROWN EMAK PARTNERS, LLC


By:
   --------------------------------
   Jeffrey S. Deutschman, Manager

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                                    EXHIBIT A

                                  EXERCISE FORM

        [To be executed only upon exercise of Warrant]

        The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Common Stock of Equity Marketing, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of the undersigned, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

        Check the following box in the case of a "cashless exercise" pursuant to
Section 2.2 [ ].


-----------------------------------
(Name of Registered Owner)

-----------------------------------
(Signature of Registered Owner)

-----------------------------------
(Street Address)

-----------------------------------
(City) (State) (Zip Code)

               NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

        [To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________ the right represented by such Warrant to purchase __________________1 Warrant Shares and appoints _________________ Attorney to make such transfer on the books of Equity Marketing, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated:
                                      (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                                      ------------------------------------------
                                                  (Street Address)

                                      ------------------------------------------
                                      (City)           (State)        (Zip Code)
Signed in the presence of:

----------------------------

----------------------------





--------
1 Insert here the number of Warrant Shares as to which this Warrant is being assigned. In the case of a partial assignment, a new Warrant or Warrants will be issued and delivered, representing the unassigned portion of the warrant, to the holder surrendering the Warrant.